Exhibit 99.1

SmartRent Reports Third Quarter 2025 Financial Results

Company Completes $30 Million Cost Reduction Program

On Track to Achieve Run Rate Cash Flow Neutrality Exiting 2025

Phoenix, Ariz., November 5, 2025 – (BUSINESS WIRE) – SmartRent, Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), a leading provider of smart communities solutions and smart operations solutions for the rental housing industry, today reported financial results for the three months ended September 30, 2025.

Third Quarter 2025 Highlights:

•
Revenue of $36.2 million, 11% lower than the prior year, primarily due to bulk hardware sales during the prior year period that have no current year counterpart.
•
Annual Recurring Revenue increased 7% to $56.9 million, now representing 39% of total revenue.
•
Net loss improved by $3.6 million to $(6.3) million, and Adjusted EBITDA improved by $0.9 million to $(2.9) million, primarily due to the Company's cost reduction program.
•
Net loss improved by $4.6 million and Adjusted EBITDA improved by $4.4 million when compared to the second quarter of 2025.
•
Company significantly reduced cash burn rate and maintains strong liquidity position including $100 million in cash and an undrawn credit facility of $75 million.

"The third quarter was a period of substantial progress for SmartRent on many fronts. We continued to grow our Annual Recurring Revenue and significantly narrowed our operating loss in line with the commitments made on the previous earnings call. Importantly, we continued to expand our deployed base which now includes more than 870,000 units, up 11% from the prior year," commented Frank Martell, President and CEO of SmartRent. "As we look forward to the balance of this year and into 2026, we expect to continue to significantly expand our installed base as we capitalize on the investments we are making in our sales organization, as well as expanding platform capabilities and leveraging AI to deliver even greater ROI to property owners and operators."

"During the third quarter, we completed the actions necessary to reset our cost structure and deliver at least $30 million of annualized expense reductions. We believe this will result in Adjusted EBITDA and cash flow neutrality on a run rate basis exiting 2025. We exited the third quarter with $100 million in cash, no debt and a $75 million undrawn credit facility. We expect to end the year with a strong liquidity position and the resulting flexibility to drive profitable growth and build long-term operating leverage," said Daryl Stemm, Chief Financial Officer.

Exhibit 99.1

Third Quarter 2025 Financial Highlights

Total revenue for the quarter was $36.2 million, an 11% decrease from the prior year quarter. This decline primarily reflects the Company's strategic move away from bulk hardware sales not aligned with customer implementation timelines, in favor of a more sustainable, SaaS-focused revenue mix. Hosted services revenue, which includes $14.2 million of SaaS revenue, was $17.7 million for the quarter, a 5% decrease from $18.5 million in the prior year quarter. Hardware revenue was $11.5 million, a decrease of $7.2 million or 38% from the prior year, reflecting the strategic move away from bulk hardware sales discussed previously. Professional services revenue was $7.0 million, an increase from $3.3 million, or 113% from the prior year quarter.

The Company delivered a 7% year-over-year increase in SaaS revenue in the third quarter, primarily driven by an increase in Units Deployed. SaaS revenue represented more than 39% of the Company's total third quarter revenue in 2025, up from 33% in the prior year.

As of September 30, 2025, Units Deployed reached 870,230, an 11% increase with 83,192 more units compared to September 30, 2024, reflecting continued expansion of our installed base. The Company had 22,644 New Units Deployed during the quarter, a 49% increase from 15,168 New Units Deployed in the prior year quarter, reflecting stronger customer adoption. Units Booked totaled 22,080, representing a 30% increase, driven by ongoing investments in the Company's sales organization.

In the third quarter of 2025, operating expenses declined to $16.6 million, an $8.6 million, or 34% decrease, from the prior year.

In the third quarter, total gross margin decreased to 26.4% from 33.2% in the prior year quarter, primarily driven by reduced hardware margins. Total gross profit in the third quarter was $9.6 million compared with $13.5 million in the prior year quarter. Hardware gross profit was $(2.3) million, a decrease of $7.2 million, from $4.9 million in the prior year quarter, reflecting lower shipment volume due to our shift from hardware bulk sales to recurring revenue, changes in product mix and non-recurring inventory charges related to our decision to sunset our parking management solutions and focus on our core IoT and Smart Operations solutions. Professional services gross profit in the third quarter improved to $0.2 million from a loss of $3.5 million in prior year quarter, primarily driven by increased operational efficiencies and improved ARPU. Hosted services gross profit decreased to $11.7 million from $12.1 million in the prior year quarter, primarily resulting from lower hub amortization revenue and gross profit.

Net losses improved by $3.6 million to $(6.3) million, and Adjusted EBITDA improved by $0.9 million to $(2.9) million in the third quarter. When compared sequentially, net losses improved by a total of $4.6 million and Adjusted EBITDA improved by $4.4 million.

Exhibit 99.1

Key Operating Metrics

	For the three months ended September 30,
	2025	2024	% Change
Hardware
Hardware Units Shipped	20,047	44,763	-55%
Hardware ARPU	$574	$418	37%

Professional Services
New Units Deployed	22,644	15,168	49%
Professional Services ARPU	$449	$443	1%

Hosted Services
Units Deployed (1)	870,230	787,038	11%
Average aggregate units deployed	859,093	779,454	10%
SaaS ARPU	$5.52	$5.70	-3%

Bookings
Units Booked	22,080	17,048	30%
Bookings (in 000's)	$23,955	$19,582	22%
Units Booked SaaS ARPU	$7.96	$9.73	-18%
(1) As of the last date of the quarter

Conference Call Information

SmartRent is hosting a conference call today, November 5, 2025, at 11:30 a.m. ET to discuss its financial results. To join the call, please register on the Company’s investor relations website here. A copy of the Company's earnings presentation is available on the Investor Relations section of SmartRent’s website.

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a leading provider of smart communities solutions and smart operations solutions to the rental housing industry. SmartRent’s end-to-end ecosystem powers smarter living and working in rental housing by automating operations, protecting assets, reducing energy consumption and more. The Company’s differentiators - purpose-built software and hardware, and end-to-end implementation and support - create an exceptional experience, with 15 of the top 20 multifamily operators and millions of users leveraging SMRT solutions daily. For more information, please visit smartrent.com.

Exhibit 99.1

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's expected future business and financial performance, areas of focus, including our operations, approach to operational and financial discipline, cost reduction, expected growth, strategy, performance, financial review, and other future events and forward-looking statements. Forward-looking statements may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the expected financial results, product portfolio enhancements, expansion plans and opportunities and earnings guidance related to financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, our ability to: (1) accelerate adoption of our products and services; (2) anticipate the uncertainties inherent in the development of new business lines and business strategies; (3) manage risks associated with our third-party suppliers and manufacturers and partners for our products; (4) manage risks associated with adverse macroeconomic conditions, including inflation, slower growth or recession, barriers to trade, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment, and currency fluctuations; (5) attract, train, and retain effective officers, key employees and directors and manage risks associated with the leadership transition; (6) develop, design, manufacture, and sell products and services that are differentiated from those of competitors; (7) realize the benefits expected from our acquisitions; (8) acquire or make investments in other businesses, patents, technologies, products or services to grow the business; (9) successfully pursue, defend, resolve or anticipate the outcome of pending or future litigation matters; (10) comply with laws and regulations applicable to our business, including privacy regulations; (11) realize the benefits expected from our stock repurchase program; and (12) maintain key strategic relationships with partners and distributors. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and SmartRent disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, SmartRent also discloses certain non-GAAP financial measures in this press release, including EBITDA and Adjusted EBITDA. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Exhibit 99.1

All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures - these non-GAAP financial measures are not intended to supersede or replace our GAAP results.

We define EBITDA as net income (loss) computed in accordance with GAAP before interest income, net, income tax expense (benefit) and depreciation and amortization. We define Adjusted EBITDA as EBITDA before expenses related to non-recurring legal matters, stock-based compensation expense, impairment of investment in non-affiliate, goodwill impairment, inventory write-offs, non-recurring warranty provisions, other acquisition expenses, and other expenses caused by non-recurring, or unusual, events that are not indicative of our ongoing business.

EBITDA and Adjusted EBITDA may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

EBITDA and Adjusted EBITDA are not used as measures of SmartRent’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP.

SmartRent’s management uses EBITDA and Adjusted EBITDA in a number of ways to assess the Company’s financial and operating performance and believes that these measures provide useful information to investors regarding financial and business trends related to SmartRent’s results of operations. EBITDA and Adjusted EBITDA are also used to identify certain expenses and make decisions designed to help SmartRent meet its identified financial and operational goals and to optimize its financial performance, while neutralizing the impact of some expenses included in our operating results which could otherwise mask underlying trends in its business. SmartRent’s management believes that investors are provided with a more meaningful understanding of SmartRent’s ongoing operating performance when non-GAAP financial information is viewed with GAAP financial information.

Financial and Operating Metrics Defined

SmartRent regularly monitors several financial and operating metrics including the following which the Company believes are key measures of its growth, to evaluate its operating performance, identify trends affecting its business, formulate business plans, measure its progress, and make strategic decisions. These metrics may not provide accurate predictions of future GAAP financial results.

Units Deployed is defined as the aggregate number of Hub Devices that have been installed (including customer self-installations) and have an active subscription as of a stated measurement date.

New Units Deployed is defined as the aggregate number of Hub Devices that were installed (including customer self-installations) and resulted in a new active subscription during a stated measurement period.

Exhibit 99.1

Units Shipped is defined as the aggregate number of Hub Devices that have been shipped to customers during a stated measurement period.

Units Booked is defined as the aggregate number of Hub Device units subject to binding orders executed during a stated measurement period that are expected to result in a New Unit Deployed. The Company utilizes the concept of Units Booked to measure estimated near-term resource demand and the resulting approximate range of post-delivery revenue that it will earn and record. Units Booked represent binding orders only.

Bookings represent the contract value of hardware, professional services, and the first year of ARR for binding orders executed during a stated measurement period, including renewals and upgrades.

Annual Recurring Revenue (“ARR”) is defined as the annualized value of our SaaS Revenue earned in the current quarter, which we calculate by taking the total amount of SaaS Revenue in the current quarter and multiplying that amount by four.

SaaS Revenue is defined as monthly subscription revenue from fees paid by customers for access to one or more of SmartRent's software applications, including access controls, asset monitoring and related services, and our Community WiFi solution.

Average Revenue per Unit (“ARPU”) is used to assess the growth and health of the overall business and reflects our ability to acquire, retain, engage and monetize our customers, and thereby drive revenue. Each revenue stream ARPU is calculated as follows:

Hardware ARPU is total hardware revenue during a given period divided by the total Units Shipped during the same period.

Professional Services ARPU is total professional services revenue during a given period divided by the total New Units Deployed, excluding customer self-installations, during the same period.

SaaS ARPU is total SaaS Revenue during a given period divided by the average aggregate Units Deployed in the same period divided by the number of months in the period.

Units Booked SaaS ARPU is the first year ARR for binding orders with Units Booked executed during the stated measurement period divided by the total Units Booked in the same period divided by the number of months in the period.

Property Net Revenue Retention is defined as SaaS Revenue at the end of the current period related to properties which had SaaS Revenue at the end of the same period in the prior year, divided by SaaS Revenue at the end of the same period in the prior year for those same properties. Property Net Revenue Retention includes additions to revenue from price increases on existing products, additions of new products at existing properties and transfers of ownership, offset by any reductions in revenue caused by cancellations or downgrades.

Exhibit 99.1

Customer Net Revenue Retention is defined as SaaS Revenue at the end of the current period related to customers which had SaaS Revenue at the end of the same period in the prior year, divided by SaaS Revenue at the end of the same period in the prior year for those same customers. A customer with SaaS Revenue is defined as an entity that has an active subscription during the stated period. Customer Net Revenue Retention includes additions to revenue from transfers of ownership, price increases on existing products and additions of new products at existing properties, offset by any reductions in revenue caused by cancellations or downgrades.

Customer Churn is defined as cancelled deployed units during the measurement period divided by Units Deployed as of the beginning of the measurement period.

Exhibit 99.1

SMARTRENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Revenue
Hardware	$11,506	$18,707	$45,479	$72,460
Professional services	7,035	3,308	15,255	12,582
Hosted services	17,661	18,495	55,120	54,475
Total revenue	36,202	40,510	115,854	139,517

Cost of revenue
Hardware	13,836	13,843	40,664	48,845
Professional services	6,800	6,840	20,330	22,157
Hosted services	5,997	6,370	19,061	18,330
Total cost of revenue	26,633	27,053	80,055	89,332

Operating expense
Research and development	6,149	6,596	20,872	22,442
Sales and marketing	4,354	4,444	15,499	13,714
General and administrative	6,093	14,154	34,500	42,843
Total operating expense	16,596	25,194	70,871	78,999

Impairment charge	-	-	24,929	-

Loss from operations	(7,027)	(11,737)	(60,001)	(28,814)

Interest income, net	891	2,019	3,103	6,718
Other (expense) income, net	(78)	(187)	(285)	7
Loss before income taxes	(6,214)	(9,905)	(57,183)	(22,089)

Income tax expense	56	18	131	131
Net loss	(6,270)	(9,923)	(57,314)	(22,220)
Other comprehensive loss
Foreign currency translation adjustment	(6)	270	721	265
Comprehensive loss	(6,276)	(9,653)	(56,593)	(21,955)
Net loss per common share
Basic and diluted	$(0.03)	$(0.05)	$(0.30)	$(0.11)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	188,376	198,731	189,835	201,391

Exhibit 99.1

SMARTRENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	As of
	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$100,022	$142,482
Accounts receivable, net	52,195	59,299
Inventory	28,087	35,261
Deferred cost of revenue, current portion	4,356	8,727
Prepaid expenses and other current assets	16,805	11,881
Total current assets	201,465	257,650
Property and equipment, net	5,378	2,451
Deferred cost of revenue	374	3,073
Goodwill	92,339	117,268
Intangible assets, net	20,470	23,375
Other long-term assets	15,771	16,359
Total assets	$335,797	$420,176

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$10,811	$8,716
Accrued expenses and other current liabilities	25,617	27,245
Deferred revenue, current portion	36,195	35,071
Total current liabilities	72,623	71,032
Deferred revenue	22,561	52,588
Other long-term liabilities	6,201	7,121
Total liabilities	101,385	130,741

Commitments and contingencies
Convertible preferred stock, $0.0001 par value; 50,000 shares authorized as of September 30, 2025 and December 31, 2024; no shares of preferred stock issued and outstanding as of September 30, 2025 and December 31, 2024	-	-

Stockholders' equity
Class A common stock, $0.0001 par value; 500,000 shares authorized as of September 30, 2025 and December 31, 2024, respectively; 189,196 and 192,049 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	19	19
Additional paid-in capital	643,830	637,361
Accumulated deficit	(410,060)	(347,847)
Accumulated other comprehensive loss	623	(98)
Total stockholders' equity	234,412	289,435
Total liabilities, convertible preferred stock and stockholders' equity	$335,797	$420,176

Exhibit 99.1

SMARTRENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the nine months ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(57,314)	$(22,220)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	6,210	4,730
Impairment of investment in non-affiliate	-	2,250
Goodwill impairment	24,929	-
Provision for warranty expense	618	(837)
Non-cash lease expense	599	1,079
Stock-based compensation	7,081	9,523
Change in fair value of earnout related to acquisition	(294)	140
Non-cash interest expense	104	107
Provision for excess and obsolete inventory	3,852	2,697
Provision for expected credit losses	(328)	804
Non-cash legal expense	-	7,255
Change in operating assets and liabilities
Accounts receivable	7,861	(1,739)
Inventory	3,390	(2,020)
Deferred cost of revenue	7,071	8,175
Prepaid expenses and other assets	(4,617)	4,474
Accounts payable	1,950	(5,581)
Accrued expenses and other liabilities	(1,131)	(5,338)
Deferred revenue	(28,911)	(23,189)
Lease liabilities	(302)	(1,208)
Net cash used in operating activities	(29,232)	(20,898)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,552)	(524)
Capitalized software costs	(3,389)	(4,501)
Net cash used in investing activities	(6,941)	(5,025)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments for repurchases of Class A common stock	(4,918)	(23,462)
Proceeds from options exercise	-	2
Proceeds from ESPP purchases	285	586
Taxes paid related to net share settlements of stock-based compensation awards	(897)	(1,849)
Payment of earnout related to acquisition	(1,466)	(1,530)
Net cash used in financing activities	(6,996)	(26,253)
Effect of exchange rate changes on cash and cash equivalents	709	117
Net decrease in cash, cash equivalents, and restricted cash	(42,460)	(52,059)
Cash, cash equivalents, and restricted cash - beginning of period	142,482	215,709
Cash, cash equivalents, and restricted cash - end of period	$100,022	$163,650

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$100,022	$163,403
Restricted cash, current portion	-	247
Total cash, cash equivalents, and restricted cash	$100,022	$163,650

Exhibit 99.1

SMARTRENT, INC.

RECONCILIATION OF NON-GAAP MEASURES

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
	(dollars in thousands)		(dollars in thousands)
Net loss	$(6,270)	$(9,923)	$(57,314)	$(22,220)
Interest income, net	(891)	(2,019)	(3,103)	(6,718)
Income tax expense	56	18	131	131
Depreciation and amortization	2,201	1,644	6,210	4,730
EBITDA	(4,904)	(10,280)	(54,076)	(24,077)
Legal matters	(2,464)	2,325	1,861	7,625
Stock-based compensation	2,084	1,653	7,081	8,218
Impairment of investment in non-affiliate	-	-	-	2,250
Goodwill impairment	-	-	24,929	-
Inventory write-off	1,794	-	1,794	-
Non-recurring warranty provision	(350)	(522)	(500)	(59)
Other acquisition expenses	-	(4)	(231)	253
Other non-operating expenses	915	3,006	2,496	3,267
Adjusted EBITDA	$(2,925)	$(3,822)	$(16,646)	$(2,523)

Investor Contact

Kelly Reisdorf
Head of Investor Relations

investors@smartrent.com

Media Contact

Amanda Chavez
Vice President, Corporate Communications
media@smartrent.com